As filed with the Securities and Exchange Commission on April 1, 2022

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MATINAS BIOPHARMA HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	46-3011414
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

1545 Route 206 South, Suite 302

Bedminster, New Jersey 07921

(908) 484-8805

(Address of Principal Executive Offices)

MATINAS BIOPHARMA HOLDINGS, INC. 2013 EQUITY COMPENSATION PLAN

(as amended and restated)

(Full Title of the Plan)

Jerome D. Jabbour

Chief Executive Officer

Matinas BioPharma Holdings, Inc.

1545 Route 206 South, Suite 302

Bedminster, New Jersey 07921

(Name and Address Including Zip Code, of Agent For Service)

(908) 484-8805

Telephone Number, Including Area Code

With copies to:

Michael J. Lerner, Esq.

Steven M. Skolnick, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒
(Do not check if a smaller reporting company)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act.☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed by Matinas BioPharma Holdings, Inc. (the “Company”) for the purpose of registering additional shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) under the Matinas BioPharma Holdings, Inc. 2013 Equity Compensation Plan, as amended and restated effective as of May 1, 2014 (the “2013 Plan”). The number of shares of Common Stock available for issuance under the 2013 Plan is subject to an automatic annual increase on January 1 of each year beginning in 2015 equal to 4% of the number of shares of Common Stock outstanding on December 31 of the preceding calendar year or a lesser number of shares of Common Stock determined by the Board of Directors of the Company (the “Evergreen Provision”). This Registration Statement registers an aggregate of 8,650,778 additional shares of Common Stock available for issuance under the 2013 Plan which became issuable as of January 1, 2022 as a result of the Evergreen Provision.

The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as the shares of Common Stock registered for issuance under the 2013 Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-198488) filed on August 29, 2014, Registration Statement on Form S-8 (Registration No. 333-203141) filed on March 31, 2015, Registration Statement on Form S-8 (Registration No. 333-210495) filed on March 30, 2016, Registration Statement on Form S-8 (Registration No. 333-215456) filed on January 6, 2017, Registration Statement on Form S-8 (Registration No. 333-222912) filed on February 7, 2018, Registration Statement on Form S-8 (Registration No. 333-237315) filed on March 30, 2020, and Registration Statement on Form S-8 (Registration No. 333-253659) filed on February 26, 2021. The information contained in the Registrant’s registration statements on Form S-8 (Registration Nos. 333-198488, 333-203141, 333-210495, 333-215456, 333-222912, 333-237315, 333-253659) is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Matinas BioPharma Holdings, Inc. (the “Company”) with the Commission, are hereby incorporated by reference in this Registration Statement:

●	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 8, 2022, as amended on March 11, 2022;

●	our Definitive Proxy Statements on Schedule 14A, filed with the SEC on September 17, 2021;

●	our Current Report on Form 8-K filed with the SEC on March 8, 2022 (other than any portions thereof deemed furnished and not filed); and

●	the description of the Company’s common stock contained in its Prospectus dated May 21, 2014 filed pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended (the “Securities Act”) (Registration No. 333-193455).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item by reference.

Exhibit Number	Description of Exhibit

4.1	Certificate of Incorporation of Matinas BioPharma Holdings, Inc., filed as Exhibit 3.1 to Form S-1/A (File No. 333-193455) filed on February 7, 2014 and incorporated herein by reference.
4.2	Certificate of Amendment, dated October 29, 2015 to Certificate of Incorporation, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 5, 2015 and incorporated herein by reference.

4.3	Bylaws of Matinas BioPharma Holdings, Inc., filed as Exhibit 3.2 to Form S-1/A (File No. 333-193455) filed on February 7, 2014 and incorporated herein by reference.

10.1	Amended and Restated 2013 Equity Compensation Plan, filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed on March 31, 2015 and incorporated herein by reference.

5.1	Opinion of Lowenstein Sandler LLP

23.1	Consent of EisnerAmper LLP

23.2	Consent of Lowenstein Sandler LLP (filed as part of Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bedminster, State of New Jersey, on this 1st day of April, 2022.

MATINAS BIOPHARMA HOLDINGS, INC.

By:	/s/ Jerome D. Jabbour
Jerome D. Jabbour
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoint Jerome Jabbour and Keith Kucinski, and each of them, his attorneys-in-fact, with full power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Jerome D. Jabbour	Chief Executive Officer and Director	April 1, 2022
Jerome D. Jabbour	(Principal Executive Officer)

/s/ Keith A. Kucinski	Chief Financial Officer	April 1, 2022
Keith A. Kucinski	(Principal Financial and Accounting Officer)

/s/ Herbert Conrad	Chairman of the Board	April 1, 2022
Herbert Conrad

/s/ Kathryn Crozo	Director	April 1, 2022
Kathryn Corzo

/s/ Eric J. Ende	Director	April 1, 2022
Eric J. Ende

/s/ Natasha Giordano	Director	April 1, 2022
Natasha Giordano

/s/ James S. Scibetta	Director	April 1, 2022
James S. Scibetta

/s/ Matthew A. Wikler	Director	April 1, 2022
Matthew A. Wikler